EXHIBIT 99.1

Wednesday, February 21, 2007, 8:00 a.m. EST
Press Release

SOURCE:  Uni-Pixel, Inc.

Uni-Pixel to Present at New York Display Industry & Emerging Electronics Investment Conference

(March 01, 2007)

(The Woodlands, TX — 02/21/07)  Uni-Pixel Inc.  (OTCBB:  “UNXL”), the developer of flat panel color display technology called Time Multiplexed Optical Shutter (“TMOS”), will present at the upcoming New York Display Industry & Emerging Electronics Investment Conference in New York City on Thursday, March 01, 2007.  The Conference is a one day event being held at the Millennium Broadway Hotel sponsored by the U.S. Display Consortium (“USDC”) and Needham and Company (“Needham & Co.”).  Uni-Pixel is scheduled to present at 4:00 pm EST.   The presentation will be given by James A. Tassone, Chief Financial Officer of Uni-Pixel.  A replay will be available on the Uni-Pixel website after the presentation and will be archived for 30 days.

The conference will feature presentations by senior-level executives from leading publicly-traded and privately-held companies within the display industry.  The conference aims to educate prominent participants from investment firms, research houses, brokerages and related institutions on the latest business trends, advancements, and opportunities afforded by the rapidly growing display industry.

The conference presentors include industry leaders, such as Orbotech, Photon Dynamics, DuPont, Genesis Microchip, and Cambridge Displays.

About Uni-Pixel, Inc.

Uni-Pixel, Inc. is a development stage corporation that has developed, patented, and is working to commercialize a new flat panel color display technology it calls Time Multiplexed Optical Shutter (“TMOS”). The Company’s corporate headquarters are located in The Woodlands, TX. For further information, please see http://www.unipixel.com.

About the U.S. Display Consortium

The USDC is an industry-led public/private partnership providing a common platform for flat panel display and flexible microelectronics manufacturers and developers, FPD users, and the supplier base.  Headquartered in San Jose, Calif., the consortium’s primary mission is to fund supply-chain projects and share the results with USDC member companies.  The USDC also provides a communication channel among industry, government and the financial communities for display issues; sponsors workshops to broaden the impact of technological developments; and educates consumers on the importance of displays in providing access to information technology.  More information can be found at www.usdc.org

 About Needham & Company LLC

Needham & Company LLC is a wholly owned subsidiary of The Needham Group, Inc. and a privately held, full service investment bank with the mission of helping emerging growth companies achieve their potential.  The firm is headquartered in New York City with offices in Boston, Menlo Park and San Francisco.  In addition to investment banking, Needham’s principal activities include institutional sales and trading, asset management and venture capital.  To serve its institutional clients, Needham & Company, LLC produces comprehensive equity research on more than 350 companies in technology, health care, consumer and industrial growth.  For more information, please see www.needhamco.com

For further information contact:
Uni-Pixel, Inc. Investor Relations:
Antonio Treminio, 1-281-825-4588
Email: atreminio@unipixel.com

DISCLAIMER

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1 “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, as well as other public filings with the SEC since such date.